                                                                       EXHIBIT 2


                                VOTING AGREEMENT

        VOTING AGREEMENT (this "Agreement"), dated as of May 18, 1999, is entered into by and among MEDICAL ALLIANCE, INC., a Texas corporation ("MAI"), DHS ACQUISITION CORP., a Delaware corporation ("Merger Subsidiary"), those shareholders of MAI whose signatures appear on the signature pages hereof (each a "MAI Holder" and collectively the "MAI Holders"), and those stockholders of DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation ("DHS"), whose signatures appear on the signature pages hereof (each a "DHS Holder" and collectively the "DHS Holders");

                             W I T N E S S E T H :
                             - - - - - - - - - -

        WHEREAS, contemporaneous with the execution and delivery of this Agreement, MAI, Merger Subsidiary and DHS have entered into an Amended and Restated Agreement and Plan of Merger of even date herewith (the "Merger Agreement"; all capitalized terms used herein without definition having the respective meanings ascribed to them in the Merger Agreement); and

        WHEREAS, as a condition and inducement to MAI and Merger Subsidiary entering into the Merger Agreement and incurring the obligations set forth therein and the MAI Holders entering into this Agreement and incurring the obligations set forth herein, the DHS Holders have agreed to vote and to cause to be voted all of the shares of common stock of DHS, $.001 par value per share (the "DHS Common Stock"), now owned or hereafter acquired by them, for and in favor of the merger of Merger Subsidiary with and into DHS (the "Merger"), and the other transactions provided for in the Merger Agreement; and

        WHEREAS, as a condition and inducement to the DHS Holders entering into this Agreement and incurring the obligations set forth herein, the MAI Holders have agreed to vote and to cause to be voted all of the shares of common stock of MAI, $.002 par value per share (the "MAI Common Stock"), now owned or hereafter acquired by them, for and in favor of the issuance of MAI Common Stock in the Merger;

        NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

        SECTION 1.  VOTING OF DHS COMMON STOCK.  Each of the DHS Holders hereby
                    --------------------------
agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time of the Merger, or (b) the termination of this Agreement in accordance with its terms, (i) such DHS Holder will not sell or transfer any DHS Common Stock now owned or hereafter acquired by such DHS Holder (the "DHS Shares") or any interest therein to any person, other than an Affiliate of such DHS Holder who shall agree to be bound by the terms of this Agreement to the same extent as such DHS Holder, and (ii) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of DHS

                                                                       EXHIBIT 2

Common Stock, however called, or in connection with any written consent of the holders of DHS Common Stock, such DHS Holder will appear at the meeting or otherwise cause the DHS Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the DHS Shares (A) in favor of the adoption of the Merger Agreement and the approval of all other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, and (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of DHS under the Merger Agreement. Each DHS Holder further agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 1.

        SECTION 2.  VOTING OF MAI COMMON STOCK.  Each MAI Holder hereby agrees
                    --------------------------
that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time of the Merger, or (b) the termination of this Agreement in accordance with its terms, (i) such MAI Holder will not sell or transfer any MAI Common Stock now owned or hereafter acquired by such MAI Holder (the "MAI Shares") or any interest therein to any person, other than an Affiliate of such MAI Holder who shall agree to be bound by the terms of this Agreement to the same extent as such MAI Holder, and (ii) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of MAI Common Stock, however called, or in connection with any written consent of the holders of MAI Common Stock, such MAI Holder will appear at the meeting or otherwise cause the MAI Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the MAI Shares (A) in favor of the issuance of MAI Common Stock in the Merger and any actions required in furtherance thereof or in furtherance of the Merger, and (B) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of MAI under the Merger Agreement. Each MAI Holder hereby further agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 2.

        SECTION 3.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF DHS HOLDERS.
                    --------------------------------------------------------
Each DHS Holder (severally, and not jointly and severally) hereby represents and warrants to, and agrees with, MAI as follows:

        (a)  Ownership of Shares.  Such DHS Holder is the sole record and
             --------------------
beneficial owner of that number of shares of DHS Common Stock set forth next to such DHS Holder's name on Schedule 1 annexed hereto. On the date hereof, such DHS Shares constitute all of the shares of DHS Common Stock owned of record or beneficially owned by such DHS Holder. Such DHS Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in
Section 1 hereof, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such DHS Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                                                                       EXHIBIT 2

        (b)  Enforceability.  This Agreement has been duly and validly
             --------------
executed and delivered by such DHS Holder and constitutes a valid and binding agreement enforceable against such DHS Holder in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c)  No Conflicts.  Except for filings, authorizations, consents and
             ------------
approvals as may be required under the HSR Act, the 1933 Act and the 1934 Act,
(i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Authority is necessary for the execution of this Agreement by such DHS Holder and the consummation by such DHS Holder of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by such DHS Holder, the consummation by such DHS Holder of the transactions contemplated hereby or compliance by such DHS Holder with any of the provisions hereof will (A) conflict with or result in any breach of the organizational documents of such DHS Holder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such DHS Holder is a party or by which such DHS Holder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such DHS Holder or any of his or its properties or assets.

        (d)  No Encumbrances.  Except as applicable in connection with the
             ---------------
transactions contemplated by Section 1 hereof, the DHS Shares, at all times during the term hereof, will be beneficially owned by such DHS Holder and Affiliates thereof referred to in Section 1 of this Agreement, free and clear of all proxies or voting trusts or other such agreements, except for any such matters arising hereunder.

        (e)  Restriction on Transfer, Proxies and Non-Interference.  Such DHS
             -----------------------------------------------------
Holder will not, directly or indirectly, from the date hereof through the termination of this Agreement, (i) except as permitted by Section l above, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the DHS Shares or any interest therein; (ii) grant any proxies or powers or attorney, deposit the DHS Shares into a voting trust or enter into a voting agreement with respect to the DHS Shares (other than this Agreement); or (iii) take any action that would make any representation or warranty of such DHS Holder contained herein untrue or incorrect or would result in a breach by such DHS Holder of its obligations under this Agreement.

                                                                       EXHIBIT 2

        SECTION 4.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF MAI HOLDERS.
                    --------------------------------------------------------
Each MAI Holder (severally, and not jointly and severally) hereby represents and warrants to, and agrees with, the DHS Holders as follows:

        (a)  Ownership of Shares.  Such MAI Holder is the sole record and
             -------------------
beneficial owner of that number of shares of MAI Common Stock set forth next to such MAI Holder's name on Schedule 1 annexed hereto. On the date hereof, such MAI Shares constitute all of the shares of MAI Common Stock owned of record or beneficially owned by such MAI Holder. Such MAI Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in
Section 2 hereof, sole power of disposition, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such MAI Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b)  Enforceability.  This Agreement has been duly and validly
             --------------
executed and delivered by such MAI Holder and constitutes a valid and binding agreement enforceable against such MAI Holder in accordance with its terms except (i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c)  No Conflicts.  Except for filings, authorizations, consents and
             ------------
approvals as may be required under the HSR Act, the 1933 Act and the 1934 Act,
(i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Authority is necessary for the execution of this Agreement by such MAI Holder and the consummation by such MAI Holder of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by such MAI Holder, the consummation by such MAI Holder of the transactions contemplated hereby or compliance by such MAI Holder with any of the provisions hereof will (A) conflict with or result in any breach of the organizational documents of such MAI Holder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such MAI Holder is a party or by which such MAI Holder or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such MAI Holder or any of its properties or assets.

        (d)  No Encumbrances.  Except as applicable in connection with the
             ---------------
transactions contemplated by Section 2 hereof, the MAI Shares, at all times during the term hereof, will be beneficially owned by such MAI Holder and Affiliates thereof referred to in Section 2 of this Agreement, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such matters arising hereunder.

                                                                     EXHIBIT 2

        (e)  No Finder's Fees.  Except as set forth in the Merger Agreement,
             ----------------
no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such MAI Holder.

        (f)  Restriction on Transfer, Proxies and Non-Interference.  Such MAI
             -----------------------------------------------------
Holder will not, directly or indirectly, at any time prior to the termination of this Agreement, (i) except as permitted by Section 2(i) above, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the MAI Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit the MAI Shares into a voting trust or enter into a voting agreement with respect to the MAI Shares (other than this Agreement); or (iii) take any action that would make any representation or warranty of such MAI Holder contained herein untrue or incorrect or would result in a breach by such MAI Holder of his, her or its obligations under this Agreement.

        SECTION 5.  REPRESENTATIONS AND WARRANTIES OF MAI.  MAI hereby
                    -------------------------------------
represents and warrants to the DHS Holders as follows:

        (a)  Organization.  MAI is a corporation duly organized, validly
             ------------
existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery by MAI of this Agreement and the performance by MAI of its obligations hereunder have been duly and validly authorized by the Board of Directors of MAI and no other corporate proceedings on the part of MAI are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by MAI.

        (b)  Corporate Authorization.  This Agreement has been duly and
             -----------------------
validly executed and delivered by MAI and constitutes a valid and binding agreement of MAI enforceable against MAI in accordance with its terms, except
(i) as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c)  No Conflicts.  Except for filings, authorizations, consents and
             ------------
approvals as may be required under the HSR Act, the 1933 Act and the 1934 Act,
(i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Authority is necessary for the execution of this Agreement by MAI and the consummation by MAI of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by MAI, the consummation by MAI of the transactions contemplated hereby, or compliance by MAI with any of the provisions hereof will (A) conflict with or result in any breach of the articles of incorporation or by-laws of MAI, (B) result in a violation or breach of, or constitute

                                                                       EXHIBIT 2


(with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which MAI is a party or by which MAI or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to MAI or any of its properties or assets.

        SECTION 6.  TERMINATION.  This Agreement will terminate upon the
                    -----------
earlier of (i) the consummation of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.

        SECTION 7.  MISCELLANEOUS.
                    -------------

        (a)  Entire Agreement.  This Agreement constitutes the entire
             ----------------
agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (including, without limitation, that certain Voting Agreement dated as of February 18, 1999 by and among DHS, MAI Acquisition Corp., the DHS Holders and the MAI Holders).

        (b)  Assignments: Rights of Assignees: Third Party Beneficiaries.  This
             -----------------------------------------------------------
Agreement shall not be assignable by any party hereto without the consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        (c)  Specific Performance.  The parties hereto acknowledge that money
             --------------------
damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party or parties in the event that this Agreement is breached. Therefore, each of the parties agrees that the non-breaching party or parties may obtain specific performance of this Agreement and injunctive relief against any breach hereof without the necessity of establishing irreparable harm.

        (d)  Waiver.  No waiver of any provision of this Agreement shall be
             ------
effective unless it is in writing signed by the party granting the waiver, and a waiver by any party hereto of any one or more defaults shall not operate as a waiver of any future default or defaults, whether of a like or of a different character. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such a waiver constitute a continuing waiver, unless otherwise expressly provided.

                                                                       EXHIBIT 2

        (e)  Section Headings.  Headings contained in this Agreement are
             ----------------
inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions thereof.

        (f)  Choice of Law.  This Agreement will be governed by and construed
             -------------
and enforced in accordance with the laws of the State of Texas (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State. Each party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in Dallas County, Texas, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such party at the address specified herein, or to any parties hereto at such other addresses as he, she or it may from time to time specify to the other parties in writing for such purpose. The exclusive choice of forum set forth in this Section 7(f) shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

        (g)  Notices.  All notices, requests and other communications to any
             -------
party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:

               If to MAI, to:           Medical Alliance, Inc.
                                        2445 Gateway Drive
                                        Suite 150
                                        Irving, Texas  75063
                                        Fax:  (972) 756-6005
                                        Attention:  Paul Herchman

               If to any of the of
                DHS Holders or
                MAI Holders:            At his, her or its address set forth
                                        on Schedule 1 annexed hereto

               with a copy to
                in each case to:        Jackson Walker L.L.P.
                                        901 Main Street, Suite 6000
                                        Dallas, Texas  75202
                                        Fax:  (214) 953-5822
                                        Attention:  Richard F. Dahlson, Esq.

                                                  - and -

                                                                       EXHIBIT 2

                                        Greenberg Traurig
                                        200 Park Avenue
                                        New York, New York  10166
                                        Fax:  (212) 801-6400
                                        Attention:  Shahe Sinanian, Esq.

or to such other address or fax number as any party may have furnished to the others in writing in accordance herewith.

        (h)  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

        (i)  Severability of Provisions.  If any term, provision, covenant or
             --------------------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

        SECTION 8.  EFFECTIVENESS.  This Agreement shall become effective
                    -------------
simultaneously with the execution and delivery of the Merger Agreement.

        SECTION 9.  THE INDIVIDUAL STOCKHOLDERS.  The individuals executing this
                    ---------------------------
Agreement are executing this Agreement solely so that this Agreement will constitute a "stockholders' agreement" within the meaning of Section 218(c) of the Delaware General Corporation Law and will not have any rights or obligations hereunder except to vote in accordance with Section 1 and Section 2, as applicable.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                                                                       EXHIBIT 2


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


                                                MEDICAL ALLIANCE, INC.

                                                By:
                                                   ----------------------------

                                                [MERGER SUBSIDIARY]

                                                By:
                                                   ----------------------------

                                                DHS Holders:

                                                   ----------------------------
                                                           Max W. Batzer

                                                   ----------------------------
                                                           Brad A. Hummel

                                                   ----------------------------
                                                          James R. Angelica

                                                   ----------------------------
                                                          Thomas M. Sestak

                                                   ----------------------------
                                                             Bo W. Lycke

                                                   ----------------------------
                                                          Bonnie G. Lankford

                                                                       EXHIBIT 2

                                                MAI Holders:

                                                MAPLELEAF CAPITAL, LTD.

                                                By:
                                                   ----------------------------

                                                SUNWESTERN CAYMAN 1998 PARTNERS

                                                By:
                                                   ----------------------------

                                                SUNWESTERN INVESTMENT FUND III

                                                By:
                                                   ----------------------------

                                                   ----------------------------
                                                        Paul R. Herchman

                                                   ----------------------------
                                                          Gary B. Hill

                                                   ----------------------------
                                                      David A. Kallenberger

                                                   ----------------------------
                                                       Thomas A. Montgomery

                                                   ----------------------------
                                                           Leon Pritzker

                                                   ----------------------------
                                                           Tony LeVecchio

                                                                       EXHIBIT 2


                         Schedule 1 to Voting Agreement
                         ------------------------------

DHS Holders                                                   DHS Shares
-----------                                                   ----------

Max W. Batzer                                                         154,750
c/o Diagnostic Health Services, Inc.
2777 Stemmons Freeway, Suite 1525
Dallas, TX  75207

Brad A. Hummel                                                          9,693
c/o Diagnostic Health Services, Inc.
2777 Stemmons Freeway, Suite 1525
Dallas, TX  75207

James R. Angelica                                                     328,052
Diagnostic Health Services, Inc.
9717 Landmark Parkway Drive
Suite 102
St. Louis, MO  63127

Thomas M. Sestak                                                      126,421
Standard Construction of San Francisco
1226 Ninth Avenue
San Francisco, CA  94122

Bo W. Lycke                                                             1,000
ClaimsNet.Com
12801 North Central Expressway
Suite 1515
Dallas, TX  75243

Bonnie G. Lankford                                                     32,911
c/o Diagnostic Health Services, Inc.
2777 Stemmons Freeway, Suite 1525
Dallas, TX  75207

                                                                       EXHIBIT 2

MAI Holders                                                   MAI Shares
-----------                                                   ----------

Mapleleaf Capital, Ltd.                                               738,330

Sunwestern Cayman 1998 Partners                                       135,649

Sunwestern Investment Fund III                                        125,214

Paul R. Herchman                                                      470,646

Gary B. Hill                                                           15,000

David A. Kallenberger                                                 167,027

Thomas A. Montgomery                                                  187,711

Leon Pritzker                                                          80,454

Tony LeVecchio                                                         42,648